UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 24, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 24, 2006, the Compensation Committee of the Board of Directors of DXP Enterprises, Inc. (the "Company") modified the employment agreement dated effective as of January 1, 2004, between the Company and David R. Little to decrease the annual automobile allowance from $48,000 to zero and increase the annual base salary from $300,000 to $348,000.

On July 24, 2006, the Compensation Committee of the Board of Directors of the Company amended the DXP Enterprises, Inc. 2005 Restricted Stock Plan to change the annual automatic award on each July 1 of shares of restricted stock to each non-employee director of the Company on each such July 1 from 3,000 shares to the number of whole shares calculated by dividing $75,000 by the closing price of the common stock on such July 1. If the applicable stock market is closed on such July 1, the closing price on the most recent trading day preceding such July 1 will be used in the described calculation.

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On July 24, 2006, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period ended June 30, 2006, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 Amendment No. One to Employment Agreement dated effective as of January 1, 2004, between DXP Enterprises, Inc. and David R. Little.

10.2 Amendment No. One to DXP Enterprises, Inc. 2005 Restricted Stock Plan

99.1 Press Release dated July 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

July 25, 2006 By: /s/ MAC MCCONNELL

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated July 24, 2006 regarding financial results for the quarterly period ended June 30, 2006

Exhibit 10.1

Amendment No. One to Employment Agreement dated effective as of January 1, 2004, between DXP Enterprises, Inc. and David R. Little.

WHEREAS, on January 1, 2004, DXP Enterprises, Inc., a Texas corporation (the "Company") and David R. Little (the "Executive") entered into that one certain Employment Agreement (the "Agreement");

WHEREAS, the Company and the Executive desire to amend said Employment Agreement pursuant to the provisions hereof.

NOW, THEREFORE, in consideration of the covenants, and agreements set out below, the parties agree as follows:

  All terms defined in the Agreement, which are used in this First Amendment, shall have the same meaning as set forth in the Agreement except as specifically changed or modified hereby.
  Section 2(b)(i) is hereby amended by substituting the following as the first sentence. "During the Employment Period, the Employee shall receive an annual base salary ("Base Salary") of THREE HUNDRED FORTY EIGHT THOUSAND AND NO/100 DOLLARS ($348,000.00), which shall be payable in equal bi-weekly installments.
  Section 2(b)(ix) is hereby amended by substituting the following as the first sentence. "During the Employment Period, the Employee shall not be entitled to an automobile allowance.
  Except as herein amended and modified, the Agreement shall remain in full force and effect.

EXECUTED effective the 24th day of July, 2006.

DXP ENTERPRISES, INC.

By: /s/ MAC MCCONNELL

Title: Senior Vice President & CFO

/s/ DAVID R. LITTLE

DAVID R. LITTLE

Exhibit 10.2

Amendment No. One to DXP Enterprises, Inc. 2005 Restricted Stock Plan

By this Agreement, DXP Enterprises, Inc. 2005 Restricted Stock Plan (hereinafter referred to as the "Plan") is amended as follows, effective July 24, 2006:

Section 10.1 is deleted in its entirety and is replaced by the following:

Automatic Non-Employee Director Awards. Subject to the terms and provisions of the Plan, each Non-Employee Director who is a director of the Company on any July 1 while this Plan is in effect shall be granted on each such July 1 the number of whole Shares of Restricted Stock determined by dividing $75,000 by the Fair Market Value on such July 1.

DXP Enterprises, Inc.

By: /s/ MAC MCCONNELL

Title: Senior Vice President & CFO

Date: July 24, 2006

Exhibit 99.1 News Release

Contact: Mac McConnell

Senior Vice President Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES SECOND QUARTER RESULTS

NET INCOME DOUBLES - SALES INCREASE 53%

Houston, TX, -- July 24, 2006 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced a 99.7% increase in net income to $2,950,000 for the second quarter ending June 30, 2006 with diluted earnings per share of $0.51 compared to net income of $1,477,000 and diluted earnings per share of $0.26 for the second quarter of 2005. Sales increased 53.5% to $69.8 million from $45.5 million for the second quarter of 2005. Sales by the businesses acquired in 2005 and 2006 accounted for $9.1 million of the sales increase. Excluding sales by the acquired businesses, sales for the second quarter of 2006 increased 33.4% from the second quarter of 2005.

Year-to-date net income as of June 30, 2006 increased 134% to $5.5 million, or $0.95 per diluted share, compared to $2.3 million, or $0.41 per diluted share for the first six months of 2005. Sales increased 51.6% to $132.3 million from $87.3 million for the first six months of 2005. Sales by the businesses acquired in 2005 and 2006 accounted for $17.6 million of the sales increase. Excluding sales of the acquired businesses, sales for the first six months of 2006 increased 31.4% from the same period in 2005.

David R. Little, Chairman and Chief Executive Officer said, "Our industrial customer base continues to indicate a strong outlook in the upstream and downstream energy sectors of oil, gas and coal. We are also seeing continued growth opportunities in the chemical, petrochemical, mining and general industries sectors. The dynamic of all of DXP's major markets seeing growth and future opportunities gives us a continued positive long term outlook."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on his core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

******

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Sales	$ 69,768	$ 45,462	$ 132,280	$ 87,252
Cost of sales	50,648	33,218	95,807	64,039
Gross profit	19,120	12,244	36,473	23,213
Selling, general and administrative expense	13,851	9,741	26,770	19,195
Operating income	5,269	2,503	9,703	4,018
Other income	11	17	18	27
Interest expense	(480)	(273)	(843)	(517)
Minority interest in (income) loss of consolidated subsidiary	(1)	34	20	97
Income before taxes	4,799	2,281	8,898	3,625
Provision for income taxes	1,849	804	3,446	1,294
Net income	2,950	1,477	5,452	2,331
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$ 2,928	$ 1,455	$ 5,407	$ 2,286

Basic income per share	$ 0.57	$ 0.35	$ 1.08	$ 0.56
Weighted average common shares outstanding	5,115	4,167	5,001	4,115
Diluted income per share	$ 0.51	$ 0.26	$ 0.95	$ 0.41
Weighted average common and common equivalent shares outstanding	5,764	5,741	5,726	5,684

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of EBITDA*; a non-GAAP financial measure, to income taxes, calculated and reported in accordance with U. S. GAAP:
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Income before income taxes	$4,799	$2,281	$ 8,898	$3,625
Plus interest expense	480	273	843	517
Plus depreciation and amortization	305	242	553	474
EBITDA	$5,584	$2,796	$10,294	$4,616

*EBITDA - earnings before interest, taxes, depreciation and amortization